Exhibit 23(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form SB-2) and related prospectus of Radiant Energy Corporation for the registration of 14,026,665 Transferable Rights to purchase up to 93,511 Series B 8% Redeemable Convertible Debentures and to the inclusion therein of our report dated December 22, 2000 with respect to the consolidated financial statements of Radiant Energy Corporation.

/s/ Ernst & Young, LLP
Chartered Accountants

September 14, 2001
Mississauga, Canada